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                                                        Exhibit 3.1

                              ARTICLES OF INCORPORATION

1.   The name of the Corporation is:
     INTERCORP EXCELLE INC.

2.   The address of the registered office:
     Suite 810, 1 First Canadian Place
     Toronto, Ontario M5X1A9

3.   Number (or minimum and maximum number) of directors is:
     Minimum 1 (ONE) - Maximum 10 (TEN)

4.   The first director(s) is/are:

     First name initials and surname:
     Fred Burke

     Residence address, giving Street & No. or R.R. No., Municipality and Postal
     Code:
     9 Tollbar Court
     Richmond Hill, Ontario L4C 6K1

     Resident Canadian State Yes or No
     Yes

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise:
     None

6. The classes and any maximum number of shares that the corporation is authorized to issue:
     The corporation is authorized to issue an unlimited number of common shares and an unlimited number of preference shares.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

    A. The rights, privileges, restrictions and conditions attaching to the Common Shares of the Corporation are as follows:

         (1) Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, except meetings at which only holders of other classes or series of shares are entitled to attend, and at all such meetings shall be entitled to one vote


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               in respect of each Common Share held by such holder.

          (2) The holders of Common Shares shall be entitled to receive dividends if and when declared by the directors.

          (3) In the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of Common Shares shall be entitled, subject to the rights of holders of shares of any class ranking prior to the Common Shares, to receive the remaining property or assets of the Corporation.

     B. The rights, privileges, restrictions and conditions attaching to the Preferred Shares of the corporation as a class are as follows:

          (1) Preferred Shares may at any time or from time to time be approved for issuance and be issued by the directors in one or more series. Prior to the issue of the shares of any such series, the directors shall, subject to the limitations set out below, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitations:

               (a) the rate, amount or method of calculation of dividends, if any, and whether the same are subject to adjustments;

               (b) whether such dividends are cumulative, partly cumulative or non-cumulative;

               (c) the dates, manner and currency of payments of dividends and the dates from which dividends accrue or become payable;

               (d) if redeemable, retractable or purchasable, the redemption, retraction, or purchase prices and the terms and conditions of redemption, retractions or purchase, with or without provision for sinking or similar funds;

               (e)  any conversion, exchange or reclassification rights; and

               (f) any other rights, privileges, restrictions and conditions not

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                         inconsistent with these provisions;

          the whole being subject to the receipt by the Director under the Business Corporations Act (Ontario) of articles of amendment designating and fixing the number of Preferred Shares in such series and setting forth the rights, privileges, restrictions and conditions attaching to such series of Preferred Shares and the issue by the Director of a certificate of amendment with respect to the articles of amendment so filed.

          (2) The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, rank and be entitled to a preference over the Common Shares and the shares of any other class ranking junior to the Preferred Shares.

          (3) Except as provided in the Act or otherwise at law, the holders of Preferred Shares shall not be entitled as such to receive notice of, or to attend or vote at, any meeting of the shareholders of the Corporation.

          (4) The holders of shares of a class or of a series of the Corporation are not entitled to vote separately as a class or series and are not entitled to dissent, upon a proposal to amend the Articles to:

               (a) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

               (b) effect an exchange, reclassification or cancellation of the shares of such class or series; or

               (c) subject to the exceptions contained in the Act, create a new class or series of shares equal or superior to the shares of such class or series.

          (5) The holders of Preferred Shares shall not, as such, have any pre-emptive right to subscribe for, purchase or receive any part of any issue of securities of the Corporation now or hereafter authorized.

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8.   The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

     The right to transfer shares of the corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the corporation without either

               (a) the previous consent of the directors of the corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

               (b) the previous consent of the holders of at least 51 (fifty-one) per cent of the shares of that class for the time being outstanding expressed by a resolution passed by the shareholders or by an instrument or instruments in writing signed by such shareholders.

9.   Other provisions, if any, are:

     A. The number of shareholders of the corporation, exclusive of person who are in its employment, and exclusive of persons who having been formerly in the employment of the corporation, were, while in that employment, and have continued to be, shareholders of the corporation, is limited to not more than 50 (fifty), two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

     B. Any invitation to the public to subscribe for securities of the corporation is prohibited.


10. The names and addresses of the incorporators are first name, initials and surname or corporate name:
      Fred Burke

     Full residence address or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code:
     9 Tollbar Court
     Richmond Hill, Ontario L4C 6K1


     /S/ Fred Burke
     --------------
     Fred Burke
     ----------


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                                ARTICLES OF AMENDMENT

1.   The name of the Corporation is:
     INTERCORP EXCELLE INC.

2.   Date of incorporation:
     April 16, 1997

3.   The articles of the Corporation are amended as follows:

     (a) by deleting in their entirety the restrictions on the issue, transfer or ownership of shares of the Corporation contained in paragraph 8 of the articles of the Corporation; and

     (b) by deleting in their entirety the provisions contained in paragraph 9 of the articles of the Corporation.

4. The amendment has been duly authorized as required by Sections 168 and 170 (as applicable) of the Business Corporations Act.

5. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the Corporation on May 21, 1997.


                                   INTERCORP EXCELLE INC.



                                   By:/s/ Renee Unger
                                      ------------------------
                                       Renee Unger, President